Exhibit 99.1

P R E S S
BARNWELL INDUSTRIES, INC.	R E L E A S E 1100 Alakea Street, Suite 2900 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

CONTACT:                       Alexander C. Kinzler
President and Chief Operating Officer

Russell M. Gifford
Executive Vice President and Chief Financial Officer

Tel:  (808) 531-8400

BARNWELL INDUSTRIES, INC. REPORTS RESULTS
FOR THE THIRD QUARTER AND NINE MONTHS ENDED JUNE 30, 2013

HONOLULU, HAWAII, August 9, 2013 -- Barnwell Industries, Inc. (NYSE MKT: BRN) today reported net losses of $1,225,000 ($0.15 per share) and $6,915,000 ($0.84 per share) for the three and nine months ended June 30, 2013, respectively, as compared to net losses of $1,366,000 ($0.17 per share) and $4,629,000 ($0.56 per share) for the three and nine months ended June 30, 2012, respectively.

Mr. Morton H. Kinzler, Chairman and Chief Executive Officer of Barnwell, commented, “The decrease in the loss for the three months ended June 30, 2013 as compared to last year’s three months ended June 30, 2012 was due to increases in oil and natural gas prices partially offset by an increase in general and administrative expenses and decreases in land investment and contract drilling segment operating results.

“During the quarter ended June 30, 2013 natural gas production declined as compared to the same period in the prior year due to natural declines in production, a scheduled Dunvegan plant and pipeline maintenance shutdown during a portion of May and June 2013, whereas there was no such shutdown in the prior year period, and an annual adjustment of natural gas royalty allowances by the Government of Alberta.  The impact on operating results of the revenue decrease associated with this decline in production was offset by a reduction in depletion expense.

 “Operating results for the nine months ended June 30, 2013 decreased due to a $4,506,000 reduction of the carrying value of our oil and natural gas properties as compared to a $1,854,000 reduction in the carrying value of our real estate held for sale in the nine months ended June 30, 2012.  In addition, oil and natural gas operating expenses for the nine months ended June 30, 2013 included $706,000 in remediation costs at Dunvegan and Wood River.  Revenues for the three and nine months ended June 30, 2012 include $5,975,000 from the sale of residential real estate at a nominal loss; there was no such sale in the three or nine months ended June 30, 2013.”

The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts.  These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, and other similar statements.  Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions.  Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved.  Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements.  The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell’s expectations are set forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s annual report on Form 10-K for the last fiscal year and Barnwell’s other filings with the Securities and Exchange Commission.  Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

COMPARATIVE OPERATING RESULTS
(Unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2013	2012	2013	2012

Revenues	$5,182,000	$12,358,000	$18,502,000	$28,026,000

Net loss	$(1,225,000)	$(1,366,000)	$(6,915,000)	$(4,629,000)

Net loss per share – basic and diluted	$(0.15)	$(0.17)	$(0.84)	$(0.56)

Weighted-average shares and equivalent shares outstanding - basic and diluted	8,277,160	8,277,160	8,277,160	8,277,160